                                                                   EXHIBIT (p.2)

                              BISYS FUND SERVICES
                              -------------------

                                 CODE OF ETHICS
                                 --------------

I.   INTRODUCTION

         This Code of Ethics (the "Code") sets forth the basic policies of ethical conduct for all directors, officers and associates (hereinafter referred to as "Covered Persons") of the BISYS Fund Services companies listed on Exhibit A hereto (hereinafter collectively referred to as "BISYS").

         Rule 17j-1(b) under the Investment Company Act of 1940, as amended, (the "1940 Act") makes it unlawful for BISYS companies operating as a principal underwriter of a registered investment company (hereinafter referred to individually as a "Fund" or collectively as the "Funds"), or any affiliated person of such principal underwriter, in connection with the purchase or sale by such person of a security "held or to be acquired"/1/ by any Fund:

         (1)  to employ any device, scheme or artifice to defraud the Fund;
         (2) to make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
         (3) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Fund; or
         (4)  to engage in any manipulative practice with respect to the Fund.

         Any violation of this provision by a Covered Person shall be deemed to be a violation of this Code.

II.  RISKS OF NON-COMPLIANCE


___________________
/1/A security "held or to be acquired" is defined under Rule 17j-l(a)(10) as any Covered Security which, within the most recent fifteen (15) days: (A) is or has been held by a Fund, or (B) is being or has been considered by a Fund or the investment adviser for a Fund for purchase by the Fund. A purchase or sale includes the writing of an option to purchase or sell and any security that is convertible into or exchangeable for, any security that is held or to be acquired by a Fund. "Covered Securities", as defined under Rule 17j-1(a)(4), do not include: (i) securities issued by the United States Government; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii) shares of open-end investment companies; (iv) transactions which you had no direct or indirect influence or control; (v) transactions that are not initiated, or directed, by you; and (vi) securities acquired upon the exercise of rights issued by the issuer to all shareholders pro rata.

        Any violation of this Code may result in the imposition by BISYS of sanctions against the Covered Person, or may be grounds for the immediate termination of the Covered Person's position with BISYS. In addition, in some cases (e.g., the misuse of inside information), a violation of federal and state civil and criminal statutes may subject the Covered Person to fines, imprisonment and/or monetary damages.

III. ETHICAL STANDARDS

        The foundation of this Code consists of basic standards of conduct including, but not limited to, the avoidance of conflicts between personal interests and interests of BISYS or its Fund clients. To this end, Covered Persons should understand and adhere to the following ethical standards:

        (a) The duty at all times to place the interests of Fund shareholders first;

             This duty requires that all Covered Persons avoid serving their own personal interests ahead of the interests of the shareholders of any Fund for which BISYS serves as the administrator, distributor, transfer agent or fund accountant.

        (b) The duty to ensure that all personal securities transactions be conducted in a manner that is consistent with this Code to avoid any actual or potential conflict of interest or any abuse of such Covered Person's position of trust and responsibility; and

             Covered Persons should study this Code and ensure that they understand its requirements. Covered Persons should conduct their activities in a manner that not only achieves technical compliance with this Code but also abides by its spirit and principles.

        (c) The duty to ensure that Covered Persons do not take inappropriate advantage of their position with BISYS.

             Covered Persons engaged in personal securities transactions should not take inappropriate advantage of their position or of information obtained during the course of their association with BISYS. Covered Persons should avoid situations that might compromise their judgment (e.g., the receipt of perquisites, gifts of more than de minimis value or unusual investment opportunities from persons doing or seeking to do business with BISYS or the Funds).

        A "personal securities transaction" is considered to be a transaction in a Covered Security of which the Covered Person is deemed to have "beneficial ownership."/2/ This includes, but is not limited to, transactions in accounts of the Covered Person's spouse, minor children, or other relations residing in the Covered Person's household, or accounts in which the Covered Person has discretionary investment control.

IV.  RESTRICTIONS AND PROCEDURES

          This section is divided into two (2) parts. Part A relates to restrictions and procedures applicable to all Covered Persons in addition to the aforementioned Rule 17j-1(b) provisions. Part B imposes additional restrictions and reporting requirements for those Covered Persons who are listed on Exhibit B hereto (hereinafter referred to as "Access Persons"/3/).

          A.   Restrictions and Procedures for all Covered Persons:
          ---------------------------------------------------------

          1.     Prohibition Against Use of Material Inside Information
                 ------------------------------------------------------

                 Covered Persons may have access to information about Funds that is confidential and not available to the general public, such as (but not limited to) information concerning securities held in, or traded by, Fund portfolios, information concerning certain underwritings of broker/dealers affiliated with a Fund that may be deemed to be "material inside information", and information which involves a merger or acquisition that has not been disclosed to the public.

                 "Material inside information" is defined as any information about a company which has not been disclosed to the general public and which either a reasonable person would deem to be important in making an investment decision or the dissemination of which is likely to impact the market price of the company's securities.

______________________
/2/ "Beneficial ownership" of a security is defined under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, which provides that a Covered Person should consider himself/herself the beneficial owner of securities held by his/her spouse, his/her minor children, a relative who shares his/her home, or other persons, directly or indirectly, if by reason of any contract, understanding, relationship, agreement or other arrangement, he/she obtains from such securities benefits substantially equivalent to those of ownership. He/she should also consider himself/herself the beneficial owner of securities if he/she can vest or revest title in himself/herself now or in the future.

/3/ An "Access Person" is defined under Rule 17j-1(a)(1)(ii) to include any director, officer or general partner of a principal underwriter for a Fund who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of securities for such Fund or whose functions or duties in the ordinary course of business relate to the making of any recommendation to such Fund regarding the purchase or sale of securities. This Code has included BISYS associates that are not directors, officers or general partners of any BISYS Fund Services company but would otherwise be deemed Access Persons for purposes of this Code.

               Covered Persons in possession of material inside information must not trade in or recommend the purchase or sale of the securities concerned until the information has been properly disclosed and disseminated to the public.

          2.   Initial and Annual Certifications
               ---------------------------------

               Within ten (10) days following the commencement of their employment or otherwise becoming subject to this Code and at least annually following the end of the calendar year, all Covered Persons shall be required to sign and submit to the Code Compliance Officer a written certification, in the form of Exhibit C hereto, affirming that he/she has read and understands this Code to which he/she is subject. In addition, the Covered Person must certify annually that he/she has complied with the requirements of this Code and has disclosed and reported all personal securities transactions that are required to be disclosed and reported by this Code. The Code Compliance Officer will circulate the Annual Certifications and Holdings Reports for completion following the end of each calendar year.

          B. Restrictions and Reporting Requirements for all Access Persons:
          ------------------------------------------------------------------

          Each Access Person must refrain from engaging in a personal securities transaction when the Access Person knows, or in the ordinary course of fulfilling his/her duties would have reason to know, that at the time of the personal securities transaction a Fund has a pending buy or sell order in the same Covered Security.

          1.   Initial and Annual Holdings Reports
               ------------------------------------

               All Access Persons must file a completed Initial and Annual Holdings Report, in the form of Exhibit D hereto, with the Code Compliance Officer within ten (10) days of commencement of their employment or otherwise becoming subject to this Code and thereafter on an annual basis following the end of the calendar year in accordance with Procedures established by the Code Compliance Officer.

          2.   Transaction/New Account Reports
               -------------------------------

               All Access Persons must file a completed Transaction/New Account Report, in the form of Exhibit E hereto, with the Code Compliance Officer within ten (10) days after (i) opening an account with a broker, dealer or bank in which Covered Securities are held; or
               (ii) entering into any personal securities transaction in which an Access Person has any direct or indirect beneficial ownership. Personal securities transactions are those involving any Covered Security/1/ in which the person has, or by reason of such personal securities transaction acquires, any direct or indirect, "beneficial ownership."/2/

          3.   Confirmations and Statements

               In order to provide BISYS with information to determine whether the provisions of this Code are being observed, each Access Person shall direct his/her broker, dealer or bank to supply to the Code Compliance Officer, on a timely basis, duplicate copies of confirmations of all personal securities transactions and copies of monthly statements for all Covered Securities accounts. The confirmations should match the Transaction/New Account Reports. These confirmations and statements should be mailed, on a confidential basis, to the Code Compliance Officer at the following address:

                               ATTN: Code Compliance Officer
                               Regulatory Services
                               BISYS Fund Services
                               3435 Stelzer Road, Suite 1000
                               Columbus, Ohio 43219-8001

          C. Review of Reports and Assessment of Code Adequacy:
          -----------------------------------------------------

               The Code Compliance Officer shall review and maintain the Initial and Annual Certifications, Initial and Annual Holdings Reports and Transaction/New Account Reports (the "Reports") with the records of BISYS. Following receipt of the Reports, the Code Compliance Officer shall consider in accordance with Procedures designed to prevent Access Persons from violating this Code:

                         (a) whether any personal securities transaction evidences an apparent violation of this Code; and

                         (b) whether any apparent violation of the reporting requirement has occurred pursuant to Section B above.

          Upon making a determination that a violation of this Code, including its reporting requirements, has occurred, the Code Compliance Officer shall report such violations to the General Counsel of BISYS Fund Services who shall determine what sanctions, if any, should be recommended to be taken by BISYS. The Code Compliance Officer shall prepare quarterly reports to be presented to the Fund Boards of Directors/Trustees with respect to any material trading violations under this Code.

               This Code, a copy of all Reports referenced herein, any reports of violations, and lists of all Covered and Access Persons required to make

               Reports, shall be preserved for the period(s) required by Rule 17j-1. BISYS shall review the adequacy of the Code and the operation of its related Procedures at least once a year.

V.   REPORTS TO FUND BOARDS OF DIRECTORS/TRUSTEES
     --------------------------------------------

   BISYS shall submit the following reports to the Board of Directors/Trustees for each Fund for which it serves as principal underwriter:

   A.    BISYS Fund Services Code of Ethics
         ----------------------------------

      A copy of this Code shall be submitted to the Board of each Fund no later than September 1, 2000 or for new Fund clients, prior to BISYS commencing operations as principal underwriter, for review and approval. Thereafter, all material changes to this Code shall be submitted to each Board for review and approval not later than six (6) months following the date of implementation of such material changes.

      B.   Annual Certification of Adequacy
           --------------------------------

      The Code Compliance Officer shall annually prepare a written report to be presented to the Board of each Fund detailing the following:

           1. Any issues arising under this Code or its related Procedures since the preceding report, including information about material violations of this Code or its related Procedures and sanctions imposed in response to such material violations; and

           2. A Certification to Fund Boards, in the form of Exhibit F hereto, that BISYS has adopted Procedures designed to be reasonably necessary to prevent Access Persons from violating this Code.

                               BISYS FUND SERVICES

                                 CODE OF ETHICS

                                    EXHIBIT A

The following companies are subject to the BISYS Fund Services Code of Ethics/1/:

Barr Rosenberg Funds Distributor, Inc.
BISYS Fund Services, Inc.
BISYS Fund Services Limited Partnership
BISYS Fund Services Ohio, Inc.
BNY Hamilton Distributors, Inc.
CFD Fund Distributors, Inc.
Centura Funds Distributor, Inc.
Concord Financial Group, Inc.
Fifth Third Funds Distributor, Inc.
Evergreen Distributor, Inc.
IBJ Funds Distributor, Inc
Mentor Distributors, LLC
The One Group Services Company
Performance Funds Distributor, Inc.
J.P. Morgan Fund Distributors, Inc.
Funds Distributor, Inc.







____________________________

/1/ The companies listed on this Exhibit A may be amended from time to time, as required.

As of October 29, 2001

                               BISYS FUND SERVICES

                                 CODE OF ETHICS

                                    EXHIBIT B

The following Covered Persons are considered Access Persons/1/ under the BISYS Fund Services Code of Ethics/2/:

Business Systems - fund accounting associates
Client Services - all associates
Directors/Officers of each BISYS entity listed on Exhibit A that met the statutory definition of Access Person under Rule17j-1
Financial Services (Fund Accounting, Tax and Financial Administration) - all associates Fund Administration - all associates
Information Systems - all associates
Legal Services - all paralegals and attorneys
Quality Assurance - fund accounting associates
Securities Lending - all associates
All wholesalers and telewholesalers employed by the BISYS companies listed on Exhibit A





_________________________

/1/ An "Access Person" is defined under Rule 17j-1(a)(1)(ii) to include any director, officer or general partner of a principal underwriter for a Fund who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of securities for such Fund or whose functions or duties in the ordinary course of business relate to the making of any recommendation to such Fund regarding the purchase or sale of securities. This Code has included BISYS associates that are not directors, officers or general partners of any BISYS Fund Services company but would otherwise be deemed Access Persons for purposes of this Code.

/2/ The Access Persons listed on this Exhibit B may be amended from time to time, as required.


As of October 29, 2001

                               BISYS FUND SERVICES

                                 CODE OF ETHICS
                                    EXHIBIT C

                        INITIAL AND ANNUAL CERTIFICATIONS

         I hereby certify that I have read and thoroughly understand and agree to abide by the conditions set forth in the BISYS Fund Services Code of Ethics. I further certify that, during the time of my affiliation with BISYS, I will comply or have complied with the requirements of this Code and will disclose/report or have disclosed/reported all personal securities transactions required to be disclosed/reported by the Code.

         If I am deemed to be an Access Person under this Code, I certify that I will comply or have complied with the Transaction/New Account Report requirements as detailed in the Code and submit herewith my Initial and Annual Holdings Report. I further certify that I will direct or have directed each broker, dealer or bank with whom I have an account or accounts to send to the BISYS Code Compliance Officer duplicate copies of all confirmations and statements relating to my account(s).


_______________________________________
Print or Type Name

_______________________________________
Signature

_______________________________________
Date

                               BISYS FUND SERVICES

                                 CODE OF ETHICS
                                    EXHIBIT D

                       INITIAL AND ANNUAL HOLDINGS REPORT


Name and Address of                            Account Number(s)             If New Account,
Broker, Dealer or Bank(s)                                                    Date Established
______________________________________         __________________            __________________

______________________________________         __________________            __________________

______________________________________         __________________            __________________

______________________________________         __________________            __________________

[_] Attached are the Covered Securities beneficially owned by me as of the date of this Initial and Annual Holdings Report.

[_]  I do not have any Covered Securities beneficially owned by me as of the
       ------
     date of this Initial and Annual Holdings Report. For purposes of this representation, transactions in which I had no direct or indirect influence or control or transactions that were not initiated, or directed, by me do not result in Covered Securities.

[_] I certify that I have directed each broker, dealer or bank with whom I have an account or accounts to send BISYS duplicate copies of all confirmations and statements relating to my account(s). I further certify that the information on the confirmations and statements received by the BISYS Code Compliance Officer is accurate and complete for purposes of this Initial and Annual Holdings Report.



_________________________________
Print or Type Name


_________________________________


Signature

_________________________________
Date

Security              Number of      Principal Amount (for debt securities only)
Description           Covered
(Symbol/CUSIP)        Securities/
                      Shares Held

_________________           ________________ ________________

_________________           ________________ ________________

_________________           ________________ ________________

_________________           ________________ ________________

_________________           ________________ ________________

_________________           ________________ ________________

_________________           ________________ ________________

_________________           ________________ ________________

_________________           ________________ ________________

_________________           ________________ ________________

_________________           ________________ ________________

_________________           ________________ ________________

_________________           ________________ ________________

_________________           ________________ ________________

_________________           ________________ ________________

       BISYS FUND SERVICES CODE OF ETHICS -TRANSACTION/NEW ACCOUNT REPORT
                                    EXHIBIT E

         I hereby certify that the Covered Securities described below (or attached hereto in the annual statement from my broker, dealer or bank) were purchased or sold on the date(s) indicated. Such Covered Securities were purchased or sold in reliance upon public information lawfully obtained by me through independent research. I have also listed below the account number(s) for any new account(s) opened in which Covered Securities are held. My decision to enter into any personal securities transaction(s) was not based upon information obtained as a result of my affiliation with BISYS.

             COVERED SECURITIES PURCHASED/ACQUIRED OR SOLD/DISPOSED

Security              Trade   Number of         Per Share        Principal         Interest      Maturity Name of Broker, Dealer
Description    Date   Shares    Price            Amount             Rate             Rate          or Bank (and Account Number
(Symbol/CUSIP)                            (for debt security) (If Applicable)  (If Applicable)    and Date Established, If New)
_________      ______ ______  _________   _________           _________        _________         _______________________________

_________      ______ ______  _________   _________           _________        _________         _______________________________

_________      ______ ______  _________   _________           _________        _________         _______________________________

_________      ______ ______  _________   _________           _________        _________         _______________________________

_________      ______ ______  _________   _________           _________        _________         _______________________________

_________      ______ ______  _________   _________           _________        _________         _______________________________

_________      ______ ______  _________   _________           _________        _________         _______________________________

Security       Bought (B) or Sold (S)
Description
(Symbol/CUSIP)
_________      ______________________

_________      ______________________

_________      ______________________

_________      ______________________

_________      ______________________

_________      ______________________

_________      ______________________

     This Transaction/New Account Report is not an admission that you have or had any direct or indirect beneficial ownership in the Covered Securities listed above.


________________________________
Print or Type Name


________________________________                ________________________________
Signature                                       Date

                               BISYS FUND SERVICES
                                 CODE OF ETHICS
                                    EXHIBIT F

                          CERTIFICATION TO FUND BOARDS

BISYS Fund Services ("BISYS") requires that all directors, officers and associates of BISYS ("Covered Persons") certify that they have read and thoroughly understand and agree to abide by the conditions set forth in the BISYS Code of Ethics (the "Code"). If such Covered Persons are deemed to be Access Persons under the Code, they are required to submit Initial and Annual Holdings Reports, as well as Transaction/New Account Reports, to the Code Compliance Officer, listing all personal securities transactions in Covered Securities for all such accounts in which the Access Person has any direct or indirect beneficial interest within ten (10) days of entering into any such transactions. Access Persons must direct their broker, dealer or bank(s) to send duplicate trade confirmations and statements of all such personal securities transactions directly to the Code Compliance Officer who compares them to the required Transaction/New Account Reports. Additionally, the Code Compliance Officer undertakes a quarterly review of all Access Person's personal securities transactions against the Fund's Investment Adviser for all such Funds that BISYS serves as principal underwriter.

The undersigned hereby certifies that BISYS has adopted Procedures designed to be reasonably necessary to prevent Access Persons from violating BISYS' Code and the required provisions of Rule 17j-1 under the Investment Company Act of 1940, as amended.





____________________________________                          __________________
Kathleen McGinnis                                             Date
Code Compliance Officer
BISYS Fund Services

                                      F-1